Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-88870 of Glenbrook Life and Annuity Company (the "Company") on Form S-3 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedule of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Company), which are part of Registration Statements No. 333-55306, No. 333-62922 and No. 333-65826 of Glenbrook Life Multi-Manager Variable Account and Registration Statement No. 333-69660 of Glenbrook Life and Annuity Company Separate Account A, to the use of our report dated March 7, 2003 relating to the financial statements of Glenbrook Life Multi-Manager Variable Account also appearing in such Statements of Additional Information, and to the use of our report dated March 7, 2003 relating to the financial statements of Glenbrook Life and Annuity Company Separate Account A also appearing in such Statement of Additional Information.

We also consent to the references to us under the heading "Experts" appearing herein and in such Statements of Additional Information.




/s/ Deloitte & Touche LLP

Chicago, Illinois
April 10, 2003

 Exhibit 23(b)
                                  CONSENT OF
                                 FOLEY & LARDNER


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment 1 to the Form S-3 Registration Statement of Glenbrook Life and Annuity Company (File No.333-88870).

                                            /s/  Foley & Lardner
                                            FOLEY & LARDNER


Washington, D.C.
April 10, 2003